EXHIBIT  23.2  CONSENT  OF  PERRELLA  &  ASSOCIATES,  P.A.

September  27,  2004

To  the  Board  of  Directors  of
HouseRaising,  Inc.
4801  East  Independence  Boulevard,  Suite  201
Charlotte,  North  Carolina  28212

Gentlemen:

We hereby consent to the use of our audit report of HouseRaising, Inc. for the year ended December 31, 2003 in the Form S-8 of HouseRaising dated September 27, 2004.



/s/  Perrella  &  Associates,  P.A.
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Perrella  &  Associates,  P.A.